Exhibit 10.8

REPRESENTATIONS AND WARRANTIES AGREEMENT

REGARDING DEBT AND VARIABLE SECURITIES

DOCUMENT RW-05032017

This Representations & Warranties Agreement, dated May 3, 2017 (this “Agreement”), is by and between NanoFlex Power Corporation, a Florida corporation (the “Issuer”) and JMJ Financial (the “Investor”) (referred to collectively herein as the “Parties”).

WHEREAS, the Issuer and the Investor are entering into a $500,000 Convertible Promissory Note (the “Note”). All capitalized terms not otherwise defined herein shall have the meanings given such terms in the Note.

NOW, THEREFORE, as an inducement to the Investor agreeing to pay $300,000 to the Issuer on the Effective Date of the Note, the Issuer agrees, represents, and warrants to the Investor as follows:

1. Other than as reported in the Company’s reports filed with the SEC, as of the date of this Agreement, the Issuer has no outstanding loan, bond, note, debenture, lien, mortgage, debt security, convertible security, or variable rate security, other than notes issued to the Investor and the following notes:

Creditor	Issue Date	Original Note Balance	Remaining Note Balance

Power Up Lending	4/25/2017	$58,500	$58,500

JSJ Investments	4/25/2017	$115,000	$115,000

Silo Equity	4/27/2017	$100,000	$100,000

2. THE ISSUER SHALL NOT ISSUE ANY DEBT WITHIN 90 DAYS AFTER THE EFFECTIVE DATE OF THE NOTE WITHOUT WRITTEN CONSENT OF THE INVESTOR (INCLUDING, BUT NOT LIMITED TO ANY LOAN, BOND, NOTE, DEBENTURE, LIEN, MORTGAGE, DEBT SECURITY, CONVERTIBLE SECURITY, OR VARIABLE RATE SECURITY) UNLESS THE ISSUER USES THE PROCEEDS OF SUCH DEBT FIRST, BEFORE ANY OTHER USE, TO REPAY, WITHIN TWO BUSINESS DAYS AFTER THE ISSUER'S RECEIPT OF THE PROCEEDS, ANY OUTSTANDING BALANCE ON THE NOTE, INCLUDING, WITHOUT LIMITATION, ANY INTEREST, FEES, AND REPAYMENT PREMIUMS. At the Investor’s election, so long as any balance remains outstanding on the Note, the proceeds from any debt or equity issued must be used to pay off the amount due under the Note.

3. THE ISSUER SHALL NOT ISSUE ANY SECURITY WITHIN 90 DAYS AFTER THE EFFECTIVE DATE OF THE NOTE THAT IS UNDER ANY CIRCUMSTANCE CONVERTIBLE INTO OR EXERCISABLE OR EXCHANGEABLE FOR SHARES OF COMMON STOCK OF THE ISSUER WITHIN NINE MONTHS AFTER THE EFFECTIVE DATE OF THE NOTE, INCLUDING, WITHOUT LIMITATION, ANY DEBT, PREFERRED STOCK, RIGHT, OPTION, WARRANT OR OTHER INSTRUMENT THAT IS CONVERTIBLE INTO OR EXERCISABLE OR EXCHANGEABLE FOR, OR OTHERWISE ENTITLES THE HOLDER THEREOF TO RECEIVE, COMMON STOCK UNLESS THE ISSUER USES THE PROCEEDS OF SUCH ISSUANCE FIRST, BEFORE ANY OTHER USE, TO REPAY, WITHIN TWO BUSINESS DAYS AFTER THE ISSUER'S RECEIPT OF THE PROCEEDS, ANY OUTSTANDING BALANCE ON THE NOTE, INCLUDING, WITHOUT LIMITATION, ANY INTEREST, FEES, AND REPAYMENT PREMIUMS. With respect to warrants and options issued by the Issuer as part of a unit offering that includes only common stock and warrants, the only amounts that would be required to be paid to Investor are the exercise price if exercised, but not the sales price of a warrant or option included in a unit with equity. At the Investor’s election, so long as any balance remains outstanding on the Note, the proceeds from any debt or equity issued must be used to pay off the amount due under the Note.

4. THE ISSUER SHALL NOT ISSUE ANY VARIABLE SECURITY WITHIN 90 DAYS AFTER THE EFFECTIVE DATE OF THE NOTE WITHOUT WRITTEN CONSENT OF THE INVESTOR UNLESS THE ISSUER USES THE PROCEEDS OF SUCH ISSUANCE FIRST, BEFORE ANY OTHER USE, TO REPAY, WITHIN TWO BUSINESS DAYS AFTER THE ISSUER'S RECEIPT OF THE PROCEEDS, ANY OUTSTANDING BALANCE ON THE NOTE, INCLUDING, WITHOUT LIMITATION, ANY INTEREST, FEES, AND REPAYMENT PREMIUMS. A Variable Security is any security issued by the Issuer that (i) has or may have conversion rights of any kind, contingent, conditional or otherwise in which the number of shares that may be issued pursuant to such conversion right varies with the market price of the common stock; (ii) is or may become convertible into common stock (including without limitation convertible debt, warrants or convertible preferred stock), with a conversion or exercise price that varies with the market price of the common stock, even if such security only becomes convertible or exercisable following an event of default, the passage of time, or another trigger event or condition; or (iii) was issued or may be issued in the future in exchange for or in connection with any contract, security, or instrument, whether convertible or not, where the number of shares of common stock issued or to be issued is based upon or related in any way to the market price of the common stock, including, but not limited to, common stock issued in connection with a Section 3(a)(9) exchange, a Section 3(a)(10) settlement, or any other similar settlement or exchange.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of this 3rd day of May, 2017.

ISSUER:

NanoFlex Power Corporation

By:
Dean L. Ledger
Chief Executive Officer

INVESTOR:

JMJ Financial / Its Principal

[Representations & Warranties Agreement Regarding Debt and Variable Securities Signature Page]